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                                                                    Exhibit 99.1

[LOGO OF KOPPERS INDUSTRIES]
                                              2002: Standing Strong Together ...
                                                         the challenge continues



FOR IMMEDIATE RELEASE

For Information:     Donald E. Davis      (412) 227-2577
                     Randall D. Collins   (412) 227-2456



                  KOPPERS COOPERATES IN INDUSTRY INVESTIGATION

December 5, 2002, Pittsburgh, PA - - Koppers Industries, Inc. announced that European Commission representatives visited the offices of its wholly-owned subsidiaries located in Nyborg, Denmark and Scunthorpe, England yesterday and obtained documents pursuant to legal process as part of an investigation of industry competitive practices concerning pitch, creosote and naphthalene.

The United States Department of Justice also served a subpoena for similar documents at Koppers headquarters in Pittsburgh, Pennsylvania yesterday. Koppers is cooperating with both the European Commission and the U.S. Department of Justice.

Koppers is a global integrated producer of carbon compounds and treated wood products for use in a variety of markets including the railroad, aluminum, chemical and steel industries.

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